CERTIFICATE OF TRUST


     The undersigned, the trustees of NorAm Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

     (d)  The name of the business trust being formed hereby (the
          "Trust") is "NorAm Financing I."

     (e) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          The Bank of New York (Delaware)
          23 White Clay Center
          Route 273
          Newark, Delaware 19711

     (f) This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 1, 1995



                                    /s/ Michael B. Bracy
                                   Name:  Michael B. Bracy
                                   Title: Trustee



                                    /s/ Michael A. Creel
                                   Name:  Michael A. Creel
                                   Title: Trustee

                                   The    Bank   of    New   York
                                   (Delaware),     as    Delaware
                                   Trustee



                                   By: /s/ Joseph F. Leary
                                      Name:  Joseph F. Leary
                                      Title: Vice President